As filed with the Securities and Exchange Commission on July 30, 1996

                                          File No.  333-________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            Form S-8
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933

                     DOMINION RESOURCES, INC.
      (Exact name of registrant as specified in its charter)
          VIRGINIA                                54-1229715
(State or other jurisdiction of incorporation     (I.R.S. Employer
 or organization)                               Identification No.)


         901 EAST BYRD STREET, RICHMOND, VIRGINIA 23219
  (Address of principal executive office, including zip code)

                    DOMINION RESOURCES, INC.
       EMPLOYEE SAVINGS PLAN/HOURLY EMPLOYEE SAVINGS PLAN
                    (Full Title of the Plan)

             L. R. Robertson, Senior Vice President
        W. H. Riggs, Jr., Assistant Corporate Secretary
                    DOMINION RESOURCES, INC.
          901 E. Byrd Street, Richmond, Virginia 23219
            (Name and address of agent for service)
                         (804) 775-5700
 (Telephone number, including area code, of agent for service)


              CALCULATION OF REGISTRATION FEE (*)

Title of Each Class  Amount     Proposed Maximum Proposed Maximum Amount of
of Securities to be  to be      Offering Price   Aggregate        Registration
Registered           Registered Per Share        Offering Price   Fee

Common Stock,
without par value..
Employee Savings Plan  1,333,334)  $37.50         $75,000,000      $25,863
Hourly Employee          666,666)
  Savings Plan            shares
__________
  *Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457 and based on the average of the high and low prices reported on the New York Stock Exchange composite tape by The Wall Street Journal for July 30, 1996.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

    Not required to be filed.

Item 2.    Registrant Information and Employee Plan Annual Information.

    Not required to be filed.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

    The following documents filed by Dominion Resources, Inc. (Dominion Resources) with the Securities and Exchange Commission (the Commission) are incorporated herein by reference and made a part hereof: (i) the Dominion Resources' Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and (iii) the description of the Dominion Resources' Common Stock (the Common Stock) in the Dominion Resources' registration statement on Form 8-B (Item 4), dated April 29, 1983, including any amendments and reports filed for the purpose of updating such description.

    In addition, all documents filed by Dominion Resources pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.   Description of Securities.

    Not applicable.

Item 5.   Interests of Named Experts and Counsel.

    Not applicable.

Item 6.   Indemnification of Directors and Officers.

    Article VI of Dominion Resources' Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) and any other applicable law. The Virginia Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. Dominion Resources is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

    In addition, Article VI of Dominion Resources' Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Virginia Act as now and hereafter in effect. The Virginia Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation's articles of incorporation or a shareholder-approved bylaw; or
(ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Dominion Resources' Articles of Incorporation, together with the Virginia Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

  The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 7.   Exemption from Registration Claimed.

    Not applicable.

Item 8.   Exhibits:

     4(i)   --   Articles of Incorporation  of Dominion Resources as in effect on May 4, 1987 (Exhibit 3(i), Form 10-K for the fiscal year ended December 31, 1993, File No. 1-8489, incorporated by reference).
     4(ii)  --   Bylaws of Dominion Resources as in effect on September 21,
1994 (Exhibit 3(ii), Form 10-K for the fiscal year ended December 31, 1994, File No. 1-8489, incorporated by reference).
     5 --   Opinion of Thomas F. Farrell, II, Esq., Vice President and General
Counsel of Dominion Resources, Inc. (filed herewith).
     23(i)  --   Consent of Deloitte & Touche LLP (filed herewith).
     23(ii) --   Consent of Thomas F. Farrell, II, Esq. (included in Exhibit
5).
     24     --   Powers of Attorney (included herein).

Item 9.   Undertakings.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       POWERS OF ATTORNEY

   Each person whose signature appears below hereby authorizes either agent for service named in the registration statement as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and file all amendments and post effective amendments to the registration statement, and Dominion Resources hereby confers like authority to sign and file on its behalf.

                            SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 30th day of July, 1996.

                                   DOMINION RESOURCES, INC.

                                   By /s/THOS. E. CAPPS

                                   (Thos. E. Capps, Chairman of the Board
                                    of Directors, President and Chief
                                    Executive Officer)

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the 30th day of July, 1996.

  Signature                             Title

/s/JOHN B. ADAMS, JR.
John B. Adams, Jr.                      Director

/s/JOHN B. BERNHARDT
John B. Bernhardt                       Director

/s/THOS. E. CAPPS
Thos. E. Capps                          Chairman of the Board of
                                        Directors, President (Chief
                                        Executive Officer) and
                                        Director

/s/BENJAMIN J. LAMBERT, III
Benjamin J. Lambert, III                Director

/s/RICHARD L. LEATHERWOOD
Richard L. Leatherwood                  Director

/s/HARVEY L. LINDSAY, JR.
Harvey L. Lindsay, Jr.                  Director

/s/K. A. RANDALL
K. A. Randall                           Director

/s/WILLIAM T. ROOS
William T. Roos                         Director

__________________
Frank S. Royal                          Director

  Signature                             Title

/s/JUDITH B. SACK
Judith B. Sack                          Director

/s/S. DALLAS SIMMONS
S. Dallas Simmons                       Director

/s/ROBERT H. SPILMAN
Robert H. Spilman                       Director

/s/LINWOOD R. ROBERTSON
Linwood R. Robertson                    Senior Vice President
                                        (Chief Financial Officer)

/s/J. L. TRUEHEART
J. L. Trueheart                         Vice President and Controller
                                        (Principal Accounting
                                        Officer)

   Pursuant to the requirements of the Securities Act of 1933, the Dominion Resources, Inc. Employee Savings Plan and the Dominion Resources, Inc. Hourly Employee Savings Plan committee members have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on the 30th day of July, 1996.

                        Dominion Resources, Inc. Employee Savings Plan Dominion Resources, Inc. Hourly Employee Savings Plan


                        By    /s/L. R. ROBERTSON

                                 L. R. Robertson, Member of the Committee

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 30th day of July, 1996, by the members of the Committee for the administration of the Dominion Resources, Inc. Employee Savings Plan and the Dominion Resources, Inc. Hourly Employee Savings Plan.

  Signature                               Title

/s/T. J. O'NEIL                         Chairman
   T. J. O'Neil

/s/E. M. ROACH, JR..                     Member
   E. M. Roach, Jr.

/s/L. R. ROBERTSON                      Member
   L. R. Robertson

/s/J. L. TRUEHEART                      Member
   J. L. Trueheart

/s/M. S. BOLTON, JR.                    Member
   M. S. Bolton, Jr.